EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2002, except for Note 14 as to which the date is March 21, 2002, relating to the financial statements, which appear in the 2001 Annual Report to Shareholders, which is incorporated by reference in Limited Brands' Annual Report on Form 10-K for the year ended February 2, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Columbus, Ohio

November 25, 2002